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                                                                EXHIBIT 10.55


                         EXECUTIVE SEPARATION AGREEMENT

                 This Executive Separation Agreement (the "Agreement") is made effective as of January 1, 1997 (the "Effective Date"), by and between D. Hunt Ramsbottom, Jr. ("Ramsbottom") and Thompson PBE, Inc., a Delaware corporation (the "Company").

                                    RECITALS

                 A. The Company has employed Ramsbottom since May 1989 and Ramsbottom now serves as its Chairman of the Board, Chief Executive Officer and Secretary.

                 B. Ramsbottom wishes to resign from his offices as Chairman of the Board, Chief Executive Officer and Secretary of the Company and as a director, officer and employee of each of its direct or indirect subsidiaries, and the Company wishes to accept Ramsbottom's resignation, it being understood that Ramsbottom shall remain a Director of the Company.

                 C. The Company wishes to provide Ramsbottom with separation benefits upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, the parties hereby agree as follows:

         1.      Employment Status

                          (a)     Resignation.  Ramsbottom hereby confirms his
voluntary resignation from his positions as Chairman of the Board, Chief Executive Officer and Secretary of the Company and as a director, officer and employee of each direct or indirect subsidiary of the Company as of the Effective Date; Ramsbottom shall remain a Director of the Company. No later than the Effective Date, Ramsbottom shall return to the Company all Company property in his possession, including without limitation, keys, credit cards, telephone calling cards, manuals, books, notebooks, financial statements, computer software, cellular and portable telephone equipment, reports and other documents, except for those documents generally provided to the members of the Company's Board of Directors.

                          (b)     Separation Payments.  Ramsbottom's employment
with the Company and each of the Company's direct and indirect subsidiaries shall terminate as of the Effective Date. From the Effective Date through and including December 31, 1998 (the "Separation Term"), the Company shall remit to Ramsbottom a semi-monthly payment of $2,500 as a separation benefit (i.e., 48 monthly payments of $2,500 each). Such payments shall be made on a semi-monthly basis, in arrears, on the fifteenth and last day of each month during such Separation Term, commencing January 15, 1997. Such payments shall be made to Ramsbottom at the address identified on the signature page hereof, or at such other place or places as identified to the Company by Ramsbottom in writing from time to time.

                          (c)     Exclusive Separation Benefits.  The benefits
payable to Ramsbottom under this Agreement shall be in lieu of any and all other severance or termination benefits which would otherwise be payable to Ramsbottom under any plan, policy, agreement or arrangement of the Company including, without limitation, pursuant to that certain Employment Agreement, dated as of October 14, 1993, by and between Ramsbottom and the Company's predecessor (the "Employment Agreement"), which agreement the parties agree shall terminate effective December 31, 1996 without further liability to either party. Notwithstanding the foregoing, however, Ramsbottom shall be entitled, from and after the Effective Date, to receive compensation as a non-employee director of the Company pursuant to such arrangements of the Company as shall be in place from time to time.





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                          (d)     Transition Agreement.  During the Separation
Term, Ramsbottom shall make himself available to the Company's Board of Directors and its Chief Executive Officer as a consultant to the extent reasonably requested by them, provided that such requests shall not interfere with any other employment Ramsbottom may accept.

         2.      Welfare Benefits

                 The Company shall not provide any welfare benefits (including any coverage under the Company's group medical and dental benefit plans and its life and voluntary accidental death and dismemberment insurance plans), from and after the Effective Date. The termination of Ramsbottom's coverage under the Company's group medical plan pursuant to the preceding sentence shall constitute a "qualifying event" for the purpose of Section 4980B of the Internal Revenue Code of 1986, as amended, and Ramsbottom shall be entitled to elect to continue such coverage, at his expense, pursuant to the terms and conditions of such statute.

         3.      Ramsbottom's Rights Under Other Company Plans

                          (a)     Vesting of Stock Options.  In consideration
for the undertakings made by Ramsbottom herein, the Compensation Committee of the Company's Board of Directors (the "Committee"), in its capacity as the Plan Administrator of the Company's 1994 Stock Option Plan (the "1994 Plan"), has approved the continued status of Ramsbottom as an eligible participant of the 1994 Plan for the Separation Term pursuant to Article I, Section (D)(1)(C) of the Plan. During the Separation Term, all options held by Ramsbottom shall continue to vest in accordance with their respective terms.

                          (b)     Exercise Period.  Pursuant to the authority
granted to the Committee in Article II, Section 3(c) of the 1994 Plan, all options held by Ramsbottom under the 1994 Plan shall continue to be exercisable for the full term provided in the respective option agreements to which he is a party, notwithstanding any provision of the 1994 Plan or any such option agreement to the contrary. The parties recognize, however, that commencing three months after the Effective Date any options which are presently "incentive stock options" shall be deemed to be "non-qualified stock options" by operation of Section 422(a)(2) of the Internal Revenue Code of 1986, as amended.

         4.      Promissory Note.

                          (a)     Repayment Agreement.  On or before March 31,
1997, Ramsbottom will cause all unpaid principal and interest on the promissory notes due from him to the Company in the aggregate original principal amount of $146,016 (the "Notes") to be repaid in full. At his option, Ramsbottom may repay such Notes by: (i) remitting cash to the Company; (ii) delivering shares of the Company's common stock, par value $.001 per share ("Common Stock"), owned by him to the Company for cancellation as provided herein; or (iii) a combination of (i) and (ii). In the event that Ramsbottom shall elect to repay any of the Note by delivering shares of Common Stock, the amount of principal and/or interest attributable to shares of Common Stock shall be equal to the average last reported sales price of the Common Stock for the five trading days prior to the date Ramsbottom irrevocably notifies the Company of his intention to deliver such shares as payment on the Note. The underlying share certificates shall be delivered to the Company promptly thereafter. Notwithstanding the foregoing provisions of this Section 4, however, the option of Ramsbottom to pay the Note by delivery of Common Stock is conditioned upon the requirement that any such redemption of shares does not violate any agreement to which the Company is then a party including, without limitation, its Credit Agreement with Heller Financial, Inc. as lender and agent. In the event of a conflict with any such agreement, the Company shall use reasonable commercial efforts to obtain a consent to such restriction necessary to permit Ramsbottom to redeem shares of Common Stock in payment of the Note, it being understood, however, that the Company shall not be obligated to pay any consideration for such a consent.

                 (b) Grant of Security Interest. As of the Effective Date, Ramsbottom represents that he is the sole record and beneficial owner of his interests in that certain Memorandum of Understanding and Stock





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Option Agreement (the "Stock Option"), dated as of June 29, 1994, by and among
Chase Venture Capital Associates, LP (formerly Chemical Venture Capital Associates ("CVCA"), Wedbush Capital Partners ("Wedbush"), Ramsbottom and Mortimer A. Kline, III ("Kline"). The Stock Option represents a presently exercisable right of Ramsbottom to acquire, for an exercise price of $0.91 per share, (i) 36,322 shares of Common Stock from CVCA and (ii) 11,817 shares of Common Stock from Wedbush. As security for the prompt and complete repayment of the Notes and all interest and other obligations in respect thereof, Ramsbottom hereby grants to the Company a security interest in all right, title and interest of Ramsbottom in, to, under or derived from the Stock Option Agreement. Ramsbottom agrees that the Company may enforce this security interest by any means permitted under applicable law and expressly consents to the entry of a "stop-transfer" order on the books of the Company's transfer agent to prevent the conveyance of any interest in the shares underlying the Stock Option if any obligation under the Notes is still outstanding. Ramsbottom, by his execution of this Agreement, hereby consents to the amendment of the Stock Option to the extent necessary to permit the grant of the foregoing security interest by Ramsbottom including, without limitation, any necessary amendment to the "No Transfer" provision contained in Section 6 of the Stock Option. Ramsbottom shall take all further actions requested by the Company to perfect the security interest granted in this Section 4(b) including, without limitation, execution of any financing statements. This security interest shall relate solely to Ramsbottom's interest in the Stock Option and shall not affect in any way Kline's rights thereunder.

                 (c) Registration Agreement. The Company agrees that if, on or before June 30, 1998, it has not provided Ramsbottom with the opportunity to register and sell his interest in the shares of Common Stock underlying the Stock Option, it will upon his written request use all reasonable commercial efforts promptly to register the shares of Common Stock underlying his interest in the Stock Option for resale under the Securities Act of 1933, as amended, on Form S-3 or a similar "short-form." This agreement by the Company shall relate solely to the registration for resale of such shares in market or privately negotiated transactions, shall not be used in connection with an underwriting, and shall be conditioned on the eligibility of the Company to use Form S-3 or a similar "short-form." The procedures for registration provided in the Registration Rights Agreement, dated as of March 31, 1994, as amended (the "Registration Rights Agreement"), shall apply generally except that the Company shall have no obligation to provide accountants' comfort letters, legal opinions or other documentation to the selling stockholder that is customarily provided in connection with underwritten offerings. The Company and Ramsbottom acknowledge that the grant of registration rights under this Section 4(c) may require the consent of other parties to the Registration Rights Agreement, depending on when exercised, that these rights are subordinate to the Registration Rights Agreement, and that the Company and Ramsbottom will use commercially reasonable efforts to obtain any necessary consents. The June 30, 1998 date provided above shall be accelerated if the sale by Ramsbottom of his interest in the Stock Option is necessary to facilitate his repayment of the Notes or to satisfy other significant personal financial needs. In such event, however, the Board of Directors may defer the initial filing of the registration statement for up to 45-days if it reasonably deems such deferral to be in the best interests of the Company and its stockholders, such determination to be made in a written resolution; provided, however, that if the election of such deferal by the Company materially impedes the repayment by Ramsbottom of the Notes, then the repayment of the Notes shall be appropriately deferred until the Company satisfies its registration obligations hereunder.

         5.      Release

                 For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Ramsbottom, on behalf of his heirs and assigns, hereby releases the Company, its associates, owners, stockholders, affiliates, divisions, subsidiaries, predecessors, successors, heirs, assigns, agents, directors, officers, partners, employees, insurers, representatives and lawyers from all claims arising out of, based upon, or relating to his hire, employment, remuneration or resignation from the Company. The foregoing shall not affect any matters related to Ramsbottom's service as a Director of the Company.

         6.      Confidentiality





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                 Ramsbottom understands that in the course of his employment with the Company, he has acquired confidential information and trade secrets concerning the operation of the Company and the Company's future plans and methods of doing business, which information Ramsbottom understands and agrees would be extremely damaging to the Company if disclosed to a competitor. Ramsbottom understands and agrees that such information has been divulged to Ramsbottom in confidence and Ramsbottom understands and agrees that Ramsbottom will keep such information secret and confidential.

         7.      Non-Disparagement Covenant

                 Ramsbottom agrees not to make any statement, publicly or privately, disparaging any of the persons identified in the release provided in
Section 5.

         8.      Specific Performance

                 Ramsbottom and the Company agree that the Company will be irreparably harmed by any violation or threatened violation of any of the provisions of Sections 6 or 7 if such provisions are not specifically enforced and therefore that the Company shall be entitled to seek an injunction restraining any violation of these paragraphs by Ramsbottom or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy to which the Company may be entitled.

         9.      Waiver of Breach

                 A waiver by Ramsbottom or the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

         10.     Enforcement of Agreement

                 If any party to this Agreement brings an action to enforce its rights hereunder, the prevailing party shall be entitled to recover its costs and expenses, including court costs and attorneys' fees, if any, reasonably incurred in connection with such suit.

         11.     Construction of Agreement

                 This Agreement shall be construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

         12.     Severability; Enforceability

                 If any provision of this Agreement, or the application thereof, to any person, place, or circumstance, shall be held to be invalid, unenforceable, or void such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only, and shall be enforced in that jurisdiction as so limited to the maximum extent permitted by the law of that jurisdiction.

         13.     Amendment to Agreement

                 Any amendment to this Agreement must be in a writing signed by duly authorized representatives of the parties hereto and stating the intent of the parties to amend this Agreement.

         14.     Successors and Assigns





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                 This Agreement shall be binding upon the Company and its
successors and assigns, and shall inure to the benefit of Ramsbottom's heirs, executors and administrators.

         15.     Entire Agreement

                 This Agreement sets forth the entire agreement between the parties with respect to the termination of Ramsbottom's employment with the Company and, except as otherwise expressly provided herein, supersedes all other prior agreements, oral or written, between the parties (including, without limitation, the Employment Agreement).

         16.     Counterparts

                 This Agreement may be executed in counterparts, each of which shall be deemed an original and all which taken together shall constitute but one and the same instrument.

         17.     Acknowledgement

                 Ramsbottom represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that he desired, he availed himself of such right. Ramsbottom further represents that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document.


                            (Signature Page Follows)





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Effective Date specified above.


                             /s/  Hunt Ramsbottom
                          --------------------------------------
                                  D. Hunt Ramsbottom, Jr.

                          Address:         523 North Cliffwood
                                           Los Angeles, CA 90049


                          THOMPSON PBE, INC.



                          By   /s/ Charles E. Barrantes
                             ------------------------------------
                                  Authorized Signatory





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